Amendment XII to Reinsurance Agreement 5356-1 (Automatic Coinsurance Bulk Universal Life) between the CENTURY LIFE OF AMERICA of Waverly, Iowa, and the LIFE REASSURANCE CORPORATION OF AMERICA of Stamford, Connecticut.

Amendment XII.
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Effective October 1, 1995 Schedule A, Part II - Automatic Binding Limits, Page 2
is hereby voided and replaced with attached Schedule A, Part II, Page 2 -
Amended.

All provisions of the Reinsurance Agreement not in conflict with the provisions of this Amendment will continue unchanged.

This Amendment is signed in duplicate at the dates and places indicated with an effective date of October 1, 1995.

Date:      Nov 15, 1995                     CENTURY LIFE OF AMERICA
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Place:          Waverly, IA                 By:       /s/ Robert M. Buckingham
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Witness:  /s/ Becky Winkey                  Title:     Vice President
          -------------------------                   -------------------------

                                            LIFE REASSURANCE
Date:      8 Nov, 1995                      CORPORATION OF AMERICA
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Place:         Stamford, CT                 By:       /s/ Claudia Carrataro
          -------------------------                   -------------------------

Witness:  /s/ Melissa Willsey               Title:     Vice President
          -------------------------                   -------------------------


LIFE RE AMENDMENT XII, AGREEMENT #5356-1                       [LOGO OF LIFE RE]
11/03/1995
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                                                                Schedule A, Pg 2

Part II - AUTOMATIC BINDING LIMITS
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A.      LIFE

        Ages 0 - 80
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 *      Four (4) times Life retention

 * If, on a current issue, the amount to be ceded, combined with all other amounts ceded to Life Re on that life, exceeds $999,999, the total current issue will be submitted on an individual cession. All future amounts ceded to Life Re on that life must also be submitted on an individual cession basis.

B.      WAIVER OF PREMIUM

        Excess of Retention not to exceed the Acceptance and Participation Limits (Article I.4.)

C.      ACCIDENTAL DEATH BENEFIT

        To $150,000 subject to Jumbo Limits (Article I.3.)

Part III - SURNAMES COVERED
---------------------------

        The preceding schedules refer to insured lives whose surnames begin with the letters L through Z on the plans shown in Schedule C.

                                                       EFFECTIVE OCTOBER 1, 1995

LIFE RE AMENDMENT XII, AGREEMENT #5356-1                      [LOGO OF LIFE RE]
11/03/1995